Exhibit 99.1

57TH STREET GENERAL ACQUISITION CORP., OWNER OF CRUMBS HOLDINGS LLC,
ANNOUNCES APPROVAL FOR NASDAQ LISTING
New York, New York, June 29, 2011 — 57th Street General Acquisition Corp. (the “Company”) (OTCBB: CRMB, CRMBW, CRMBU), owner of Crumbs Holdings LLC (“Crumbs”), a national neighborhood bakery and the largest U.S.-based retailer of cupcakes, announced today that NASDAQ has approved the listing of its common stock, warrants and units for trading on the NASDAQ Capital Market effective June 30, 2011. The Company’s common stock, warrants and units will trade under the current symbols “CRMB”, “CRMBW” and “CRMBU”, respectively.
“Our listing on the NASDAQ Capital Market is a milestone for our Company,” said Jason Bauer, Co-Founder of Crumbs and CEO of the Company. “We are delighted to have achieved approval for listing on the NASDAQ and anticipate this platform will bring improved visibility for the Company. In addition, this listing will benefit our stockholders through improved trading efficiencies. We are excited about the opportunity to elevate our Company’s standing within the business and investment communities and look forward to joining other leading companies who are listed on this premier exchange.”
“We are delighted to welcome 57th Street General Acquisition Corp, the owner of Crumbs Holdings LLC, to NASDAQ,” said Bruce Aust, Executive Vice President, Global Corporate Client Group, NASDAQ OMX. “Crumbs will be joining a long list of leading consumer brand companies that call NASDAQ home. We look forward to a successful and enduring partnership with Crumbs and its shareholders.”
About the Company and Crumbs Holdings LLC
The Company was formed in Delaware in October 2009 and acquired its interest in its subsidiary, Crumbs Holdings LLC, in May 2011. The first Crumbs bake shop opened its doors in March 2003 on the Upper West Side of Manhattan by co-founders Mia & Jason Bauer. The design of Crumbs Bake Shops is inspired by old-time neighborhood bakeries, creating a warm and friendly environment with wall-to-wall treats. Recently ranked the largest retailer of cupcakes nationwide and one of Inc. Magazine’s 10 Breakout Companies of 2010, Crumbs currently has 35 locations, including 25 locations in the New York Metro area, six locations on the West Coast, two locations in Washington, D.C., one location in Virginia and one location in Chicago. The specialty of the house is cupcakes; however, the menu also includes an irresistible blend of comfort-oriented classics and elegant baked goods. There are more than 60 varieties of cupcakes baked fresh daily with a new cupcake of the week debuting each Monday.

Forward-Looking Statements
Some of the statements in this press release may constitute forward-looking statements. Words such as “anticipate,” “expect,” “project,” “intend,” “plan,” “believe,” “target,” “aim,” “will” and words and terms of similar substance and any financial projections used in connection with any discussion of future plans, strategies, objectives, actions, or events identify forward-looking statements. Such statements include, among others, those concerning our expected financial performance and strategic and operational plans, as well as all assumptions, expectations, predictions, intentions or beliefs about future events. These statements are based on the beliefs of our management as well as assumptions made by and information currently available to us and reflect our current view concerning future events. As such, they are subject to risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, among many others: the risk that the businesses of Crumbs will not be integrated successfully; the risk that the anticipated benefits of the business transaction with Crumbs may not be fully realized or may take longer to realize than expected; the ability to achieve and manage the growth of the Crumbs brand, expansion into new and existing markets and operations; the risk that any projections, including earnings, revenues, expenses, synergies, margins or any other financial items are not realized, risks arising from disruptions in supply chain; risks relating to competition for real estate and ability to negotiate and renew leases; risks arising from geographic concentration and regional factors impacting local economies; the risk of disruption from the business transaction making it more difficult to maintain relationships with customers, employees, suppliers and lessors; a reduction in industry profit margin; changing interpretations of generally accepted accounting principles; continued compliance with government regulations; changing legislation and regulatory environments; a lower return on investment; the general volatility of the market prices of our securities and general economic conditions; our ability to successfully implement new strategies; operating hazards; and the loss of key personnel. These risks, as well as other risks associated the recently consummated merger, are more fully discussed in the Schedule TO (and any amendments and exhibits thereto) in connection with the recently completed tender offer and our periodic reports (and any amendments thereto) filed with the SEC and available at the SEC’s website at www.sec.gov Forward-looking statements included herein speak only as of the date hereof. If any of these risks or uncertainties materialize or if any assumptions prove incorrect, results could differ materially from those expressed by such forward-looking statements. Neither the Company nor Crumbs undertakes any obligation to update its forward-looking statements to reflect events or circumstances after the date hereof.
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Investor Relations Contact:
Tom Ryan/Raphael Gross of ICR
IR@crumbs.com / 646-545-4702
Media Relations Contact:
Bo Park of ICR
bo.park@icrinc.com / 646-277-1222